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                                  EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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             COMPUTATION OF EARNINGS AND COMMON SHARE EQUIVALENTS
                       for the Year Ended March 31, 1997
                                  (unaudited)

Primary Earnings Per Share:
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Net income applicable to common stock ............................  $  774,773
                                                                    ==========
Weighted average number of common shares outstanding .............     819,952

Common shares issuable under employee stock option plan ..........      74,639

Less shares assumed repurchased with proceeds ....................     (42,619)
                                                                    ----------
    Weighted average common shares outstanding ...................     851,972
                                                                    ==========
    Primary earnings per common share ............................  $     0.91
                                                                    ==========
Fully Diluted Earnings Per Share:
---------------------------------

Net income applicable to common stock ............................  $  774,773

Interest on convertible subordinated debentures, net of tax ......     691,962
                                                                    ----------
Net income, adjusted .............................................  $1,466,735
                                                                    ==========
Weighted average common share and common share
 equivalents outstanding .........................................     851,972

Weighted average common share issuable with the
 conversion of debentures to common stock ........................     559,256
                                                                    ----------
    Weighted average common shares and
     common share equivalents ....................................   1,411,228
                                                                    ==========
    Fully diluted earnings per common share/(1)/ .................  $     1.04
                                                                    ==========

(1) Fully diluted earnings per share are not disclosed on the face of the consolidated statement of income as they are anti-dilutive.